                                                                    Exhibit 99.2


                            GABLES RESIDENTIAL TRUST

                              NOTICE OF REDEMPTION
                                       OF
              8.30% SERIES A CUMULATIVE REDEEMABLE PREFERRED SHARES

                        ---------------------------------

                               CUSIP NO. 362418204


NOTICE IS HEREBY GIVEN that, pursuant to Section 5 of the Articles Supplementary to the Amended and Restated Declaration of Trust, as amended (the "Articles Supplementary"), of Gables Residential Trust, a Maryland real estate investment trust (the "Company"), the Company has called for redemption and will redeem on August 9, 2002 (the "Redemption Date") all 4,600,000 outstanding shares of its 8.30% Series A Cumulative Redeemable Preferred Shares (the "Preferred Shares") for a redemption price of $25.00 per share, plus $0.31125 in accrued and unpaid dividends thereon to the Redemption Date, for an aggregate redemption price of $25.31125 per Preferred Share (the "Redemption Price"). Redemption of the Preferred Shares is being made at the option of the Company pursuant to Section 5(a) of the Articles Supplementary.

PAYMENT OF THE REDEMPTION PRICE WILL BE MADE UPON PRESENTATION AND SURRENDER OF CERTIFICATES REPRESENTING THE PREFERRED SHARES TO EQUISERVE TRUST COMPANY, N.A. (THE "AGENT") DURING THE AGENT'S USUAL BUSINESS HOURS AT ONE OF THE FOLLOWING
ADDRESSES:

         IF BY MAIL:                   IF BY OVERNIGHT COURIER:                    IF BY HAND:
EquiServe Trust Company, N.A.       EquiServe Trust Company, N.A.        Securities Transfer & Reporting
   Attn: Corporate Actions             Attn: Corporate Actions                   Services, Inc.
         PO Box 43014                     150 Royall Street               c/o EquiServe Trust Co., N.A.
  Providence, RI 02940-3025                Canton, MA 02021                 100 William St., Galleria
                                                                               New York, NY 10038




Dividends on the Preferred Shares shall cease to accrue on and after the Redemption Date, and holders of Preferred Shares will not have any right as holders of the Preferred Shares other than the right to receive the Redemption Price, without interest, upon presentation and surrender of certificates representing the Preferred Shares in accordance with this Notice of Redemption.

The method of delivery of certificates representing Preferred Shares to the Agent is at the option and risk of the holder. Holders of Preferred Shares are encouraged to deliver their certificates representing Preferred Shares to the Agent by registered mail with return receipt requested.

If certificates representing Preferred Shares have been lost, misplaced, mutilated or stolen, please promptly contact the Agent at one of the addresses above or by telephone at (800) 730-6001.

                            IMPORTANT TAX INFORMATION
                            -------------------------

U.S. holders exempt from backup withholding should indicate their exempt status on the enclosed Form W-9. A foreign person may qualify as an exempt recipient by submitting to the Agent the applicable Internal Revenue Service Form W-8, properly completed and signed under penalties of perjury, attesting to that holder's exempt status. The applicable Form W-8 can be obtained from the Agent.

Under Federal income tax laws, each holder of Preferred Shares is required to provide the Agent (as payor) with such holder's correct tax payer identification number ("TIN") on Form W-9 enclosed with this notice or otherwise establish a basis for exemption from backup withholding. Each holder is required to provide the Agent the TIN (I.E., social security number or employer identification number) of the registered holder. The TIN must be provided directly to the Agent. In addition to certifying that the TIN provided is the holder's correct TIN, the holder must also certify it is not subject to backup withholding and that it is a U.S. person (including a U.S. resident alien). If the certificates for Preferred Shares are held in more than one name or are not held in the name of an actual owner, consult the instructions accompanying the enclosed Form W-9 for additional guidance on which number to report.

If the Agent is not provided with the correct TIN, a $50 penalty may be imposed by the Internal Revenue Service, and payments, including payment of the Redemption Price, made to such holder with respect to Preferred Shares redeemed by the Company may be subject to backup withholding. If the holder makes a false statement with no reasonable basis that results in no backup withholding, a $500 penalty may be imposed. Additionally, willfully falsifying certifications or affirmations may result in criminal penalties including fines and/or imprisonment.

If backup withholding applies, the Agent is required to withhold 30.0% of any payments made in 2002 to the holder. Backup withholding is not an additional Federal income tax. Rather, the amount withheld will be applied to the Federal income tax liability of persons subject to backup withholding. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

If a holder of Preferred Shares surrendering the certificate(s) has not been issued a TIN, and has applied for one or intends to apply for one in the near future, such person should write "Applied For" in the space provided for the TIN in Part I of the Form W-9, and sign and date the Form W-9. If "Applied For" is written in Part I and the Agent is not provided with a TIN within sixty (60) days following the date of the Form W-9, the Agent will retain 30.0% of all payments of the Redemption Price paid in 2002 to such person during that sixty
(60) day period. If such person furnishes the Agent with his or her TIN within sixty (60) days of the date of the Form W-9, the Agent shall remit such amounts retained during the sixty (60) day period to such person upon request and no further amounts shall be retained or withheld from payments made to such person thereafter. If, however, such person has not provided the Agent with his or her TIN within such sixty (60) day period, the Agent shall remit such previously retained amounts to the Internal Revenue Service as backup withholding and shall withhold 30.0% of all payments to such person made in 2002 until such person furnishes a TIN to the Agent.

Non-U.S. holders of Preferred Shares may incur a U.S. tax liability as a result of the redemption, including under the provisions of the Foreign Investment in Real Property Tax Act of 1980. Additionally, the Agent may be required to withhold a portion of the Redemption Price payable to non-U.S. holders. An income tax treaty may reduce or eliminate the amount of any substantive tax or required withholding applicable to a particular non-U.S. holder. Non-U.S. holders should file the appropriate completed Form W-8, which can be obtained from the Agent, to minimize the amount that will be withheld from any payment of the Redemption Price to them.

Questions relating to redemption of the Preferred Shares may be directed to EquiServe Trust Company, N.A. at (800)730-6001 or to Gables Residential Trust, Chief Financial Officer at (770) 436-4600.


July 10, 2002                                           GABLES RESIDENTIAL TRUST